Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-238984) on Form S-8 and registration statement (No. 333-258592) on Form S-3 of our reports dated November 21, 2024, with respect to the consolidated financial statements and financial statement schedule II of Warner Music Group Corp. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
New York, New York
November 21, 2024